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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 16, 1998, accompanying the consolidated financial statements incorporated by reference in the Annual Report of First Cherokee Bancshares, Inc. on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of First Cherokee Bancshares, Inc. on Form S-3 (File No. 333-16885, as amended, effective January 7, 1997).



                                                     /s/PORTER KEADLE MOORE, LLP


Atlanta, Georgia
March 27, 1998